SECURED CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

$_______________	October 8, 2009

FOR VALUE RECEIVED, TRANS ENERGY, INC., a Nevada corporation, having an office at 210 Second Street, St. Marys, WV. 26170, (the "Maker"), hereby promises to pay to the order of ____________, (the "Payee"), at the office of the Payee at _____________, or at such other place as the Payee of this Note may designate in writing from time to time, the principal sum of $___________.

The following shall be deemed "Events of Default" hereunder:

(a) If any payment hereunder shall not be made when due;

(b) if the Maker shall fail to perform or comply with any of the other terms, covenants, or conditions of this Note;

(c) if Maker ceases doing business as a going concern, or makes or sends notice of an intended bulk sale or makes an assignment for the benefit of creditors;

(d) if any proceedings are commenced by or against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute of any jurisdiction, whether now or hereafter in effect; or

(e) if a receiver, trustee or conservator be appointed for any of Maker's property.

Unless the Payee otherwise elects, in the Payee's sole discretion, this Note shall automatically become immediately due and payable, without further notice or demand, upon the occurrence of any event of default hereinabove described. Upon the acceleration of the entire or any portion of the unpaid balance of this Note, the holder, without prejudice to any other rights, is authorized to proceed against Maker and shall not be required to have recourse to any security given for payment of this Note.

In the event that this Note is not paid within five(5) days of demand, this Note shall bear interest at the rate of 1.5% per month.

Except as otherwise expressly provided herein, Payee hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest.

Except as otherwise provided herein at the option of Maker, the unpaid balance of this Note may be prepaid in whole or in part, during the first 30 days, without penalty or premium. Payee must provide written consent to prepay, in whole or in part, during the second 30 days, without penalty or premium.

The liability of Maker hereunder shall be unconditional. No act, failure or delay by the Payee hereof to declare a default as set forth herein or to exercise any right or remedy it may have hereunder, or otherwise, shall constitute a waiver of its rights to declare such default or to exercise any such right or remedy at such time as it shall determine in its sole discretion.

Maker further agrees to pay all costs of collection, including a reasonable attorney's fee and all costs of levy or appellate proceedings or review, or both, in case the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

Any and all notices or other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given upon personal delivery or the mailing thereof by certified or registered mail (a) if to Maker, addressed to it at its address set forth above; and (b) if to Payee, addressed to it at its address set forth above or at such other address any person or entity entitled to receive notices may specify by written notice given as aforesaid.

This Note may not be amended, modified, supplemented or terminated orally.

This Note shall be binding upon Maker, its legal representatives, successors or assigns and shall inure to the benefit of Payee and its successors, endorsees, assigns or holder(s) in due course.

This Note shall be accompanied by a security agreement (“Security Agreement”), attached hereto and incorporated herein in its entirety.

Beginning 30 days after issuance of this note, the Payee of this Note is entitled, at its option, to convert this note into shares of the Company at $0.65 per share. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Payee has delivered this Note, with a conversion notice duly executed, to the Maker. Facsimile delivery of the conversion notice shall be accepted by the Maker. Certificates representing shares of Common Stock upon conversion will be delivered within five (5) business days from the Conversion Date.

The shares to be issued pursuant to this Note shall contain unlimited piggyback registration rights. Payee's piggyback registration rights shall commence on the date hereof and shall terminate three (3) years after the date hereof. The Maker shall bear the costs of such registrations. In the event of the sale of the shares contemplated hereunder, Payee shall pay any and all underwriting commissions and non-accountable expenses of any underwriter selected by Payee to sell the common stock (the "Registrable Securities"). As to Payee's registration rights, the Maker agrees to qualify or register the Registrable Securities in such additional states as are reasonably requested by Payee and the Maker shall bear all costs and expenses, of the qualification of registration of the Registrable Securities in such additional states as are reasonably requested by the Payee. In no event shall the Maker be required to register the Registrable Securities in more than five (5) states or in a state in which such registration would cause (i) the Maker to be obligated to do business in such state, or (ii) the principal stockholders of the Maker to be obligated to escrow any of their securities.

The certificates for the shares of Common Stock shall bear the following legend:

“THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Payee of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Payee will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

This Note shall be governed by and construed in accordance with the laws of the State of West Virginia, without giving effect to principles of conflicts of law. By signing below, Maker hereby irrevocably submits to the jurisdiction of such state and to service of process by certified or registered mail at Maker's last known address. No provision of this Note may be changed unless in writing signed by the Payee and Maker.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its duly authorized representative as of the date and year first above written.

TRANS ENERGY, INC.

By:____________________________
Its:____________________________